U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2023
ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E. Maplewood Avenue, Suite 210, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADES	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.
On February 1, 2023, Advanced Emissions Solutions, Inc., a Delaware corporation (the "Company"), entered into a securities purchase agreement with Arq Limited, a company incorporated under the laws of Jersey ("Arq"), pursuant to which the Company acquired all of the direct and indirect equity interests of Arq's subsidiaries (the "Subsidiaries"), as previously disclosed in the Company's Form 8-K filed with the Securities and Exchange Commission ("SEC") on February 1, 2023.
On June 2, 2023, (the "Effective Date") certain of the Subsidiaries, which include Corbin Project LLC, Arq Projects Holding Company LLC, Arq St. Rose LLC, Arq Corbin LLC and Arq Corbin Land LLC, each a Delaware limited liability company (collectively, the "Borrowers"), the Company and Community Trust Bank, Inc., a Kentucky corporation (the "Bank") entered into a loan modification agreement (the "Loan Modification Agreement") to the Loan Agreement (USDA Guaranteed Loan) by and among the Bank and the Borrowers dated January 27, 2021, as amended by that certain letter agreement by and among the Bank and Borrowers dated January 21, 2022, and as otherwise amended, modified and/or extended by the parties from time to time (collectively, the "Loan Agreement"). Pursuant to the Loan Agreement, the Bank established for the Borrowers a term loan in the original principal amount of $10.0 million (the "Loan").
As consideration for the Bank entering into the Loan Modification Agreement, the Borrowers agreed to pay a fee of $50,000 plus additional fees incurred by the Bank and were required to deposit an additional $727,990 into a deposit account (the "Interest Reserve Account" as defined in the Loan Agreement), where the Interest Reserve Account is held as collateral by the Bank. The Borrowers may withdraw funds from the Interest Reserve Account beginning one year from the Effective Date, subject to restrictions as stated in the Loan Modification Agreement.
The Loan Modification Agreement clarified and modified certain terms under the Loan Agreement. The principal clarifications and modifications are as follows:
•The Borrowers are not entitled to any further disbursements of proceeds under those promissory notes described in the Loan Modification Agreement;
•The Bank agreed to waive certain financial delivery requirements for fiscal years 2021 and 2022;
•The Bank agreed to waive certain required financial covenants required as of December 31, 2022 and certain required financial convents as of December 31, 2023;
•The Borrowers and the Company agree that until the principal and all interest on the Loan have been terminated, the Borrowers shall cause the Company to deliver to the Bank, no later than five (5) business days after filing same with the SEC, copies of its quarterly reports on Form 10-Q and its annual report on Form 10-K in satisfaction of the Borrowers’ obligations under Section 5.3(a) and Section 5.3(c) of the Loan Agreement on a going-forward basis from and after the Effective Date;
•The Borrowers are required to establish their operating bank accounts with the Bank no later than September 30, 2023; and
•The Bank is authorized to amend and/or amend and restate its then-current security instruments to include additional collateral represented by the Borrowers' acquisition of any equipment or other fixed and/or operating assets in which the Bank does not then hold a lien or security interest.
The foregoing description of the Loan Modification Agreement is qualified in its entirety by reference to the full text of the Loan Modification Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Loan Modification Agreement dated as of June 2, 2023*

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2023

Advanced Emissions Solutions, Inc.
Registrant

/s/ Greg Marken
Greg Marken
Chief Executive Officer

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